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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 3, 2000


                                 MAREX.COM, INC.
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


              Florida                                 000-25129                               65-0354269
  -------------------------------             ------------------------             ---------------------------------
  (State or other jurisdiction of             (Commission File Number)             (IRS Employer Identification No.)
           incorporation)


    2701 South Bayshore Drive, 5th Floor, Miami, Florida             33133
    ----------------------------------------------------           ----------
              (Address of principal offices)                       (Zip Code)


Registrant's telephone number including area code:  (305) 285-2003



Former name or former address, if changed since last report:

                                                  Affiliated Networks, Inc.





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Item 5. OTHER EVENTS.

         On November 17, 1999, Affiliated Networks, Inc. changed its name to Marex.com, Inc. A copy of the Articles of Amendment to Amended and Restated Articles of Incorporation of Affiliated Networks, Inc. is attached hereto as Exhibit 3.1.

         On March 3, 2000, Marex.com, Inc. sold $21 million of its of Series A1 Convertible Preferred Stock, par value $.01 (the "Preferred Stock"), to accredited investors, as defined in the Securities Act of 1933, as amended, in a private placement. A copy of the press release dated March 7, 2000, announcing the private placement, is attached hereto as
         Exhibit 99.1 and incorporated by reference herein.

         The Certificate of Designation for the Preferred Stock, the Securities Purchase Agreement pursuant to which the Preferred Stock were sold and the Registration Rights Agreement relating to the Preferred Stock are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively.



Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits

         3.1 Articles of Amendment to Amended and Restated Articles of Incorporation of Affiliated Networks, Inc.

         4.1 Certificate of Designation for the Series A1 Convertible Preferred Stock, par value $.01.

         4.2 Securities Purchase Agreement among Marex.com, Inc. and certain Purchasers, dated March 2, 2000.

         4.3 Registration Rights Agreement among Marex.com, Inc. and certain Purchasers, dated March 2, 2000.

         99.1     Press Release dated March 7, 2000.







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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                              MAREX.COM, INC.



                                              By: /s/ Kenbian A. Ng
                                                  -----------------------
                                                  Kenbian A. Ng
                                                  Chief Financial Officer

Dated:   March 7, 2000









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